                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             VIRCO MFG. CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                             VIRCO MFG. CORPORATION
                  2027 HARPERS WAY, TORRANCE, CALIFORNIA 90501


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 17, 1997

     The Annual Meeting of Stockholders of Virco Mfg. Corporation, a Delaware corporation, will be held at 2:00 p.m. on Tuesday, June 17, 1997 at 2027 Harpers Way, Torrance, California, for the following purposes:

          1. To elect three directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. To approve the adoption of the Virco Mfg. Corporation 1997 Stock Incentive Plan; and

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 6, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

     Whether or not you expect to attend the meeting, please date, sign and return the enclosed proxy. If you attend the meeting, you may vote in person whether or not you have returned a proxy.


                       By Order of the Board of Directors



                       James R. Braam, Secretary

Los Angeles, California
May 16, 1997

                             VIRCO MFG. CORPORATION
                  2027 HARPERS WAY, TORRANCE, CALIFORNIA 90501

                                 ---------------

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 17, 1997

                                 ---------------

                               GENERAL INFORMATION

     This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the "Company"), on or about May 16, 1997 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 17, 1997 at 2:00 p.m. at 2027 Harpers Way, Torrance, California and any and all adjournments and postponements thereof.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone or telegraph by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                             RECORD DATE AND VOTING

     The close of business on May 6, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On that date there were 5,906,296 shares of the Company's Common Stock, par value $.01 per share, outstanding. All voting rights are vested exclusively in the holders of the Company's Common Stock. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among the three nominees or divided among the nominees in any other manner. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

     In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter would be the act of the stockholders. Directors will be elected by a plurality of the votes of the Common Stock present in person or represented by proxy. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes are not counted for the purpose of determining the votes cast on a proposal.

     Proxies will be voted for management's nominees for election as directors unless the stockholder otherwise directs in his proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his direction. Any stockholder has the power to revoke his proxy at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company, or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the meeting and elects to vote the shares represented thereby in person.

                               SECURITY OWNERSHIP

SHARES OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 14, 1997 (unless otherwise indicated) relating to the beneficial ownership of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director or nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table below and (iv) by all officers and directors of the Company as a group. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. Unless otherwise indicated, the mailing address of each of the persons named is 2027 Harpers Way, Torrance, California 90501.

                                                                                         AMOUNT AND NATURE
                                                                                             OF BENEFICIAL             PERCENT OF
             NAME OF BENEFICIAL OWNER                                                        OWNERSHIP(1)                 CLASS
             ------------------------                                                        ------------                 -----
             Dimensional Fund Advisors Inc.(2).................................                451,982                    7.6%
             Raymond W. Virtue (3).............................................                 98,483                    1.7
               Director, Vice President
             Robert A. Virtue (4)..............................................                204,537                    3.5
               Chairman of the Board of Directors,
               Chief Executive Officer
             Douglas A. Virtue.................................................                214,425                    3.6
               Director, Vice President
             Donald S. Friesz..................................................                 58,834                     (5)
               Director, Vice President Sales and Marketing
             George W. Ott.....................................................                  2,952                     (5)
               Director
             Donald A. Patrick.................................................                 11,337                     (5)
               Director
             John H. Stafford..................................................                  3,002                     (5)
               Director
             Hugh D. Tyler.....................................................                 23,101                     (5)
               Director, Vice President
             James R. Wilburn..................................................                  5,205                     (5)
               Director
             James R. Braam....................................................                 19,579                     (5)
               Vice President Finance, Secretary
             All executive officers and directors as a
               group (15 persons)..............................................                669,973                   11.3

---------------

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to have "beneficial ownership" as of a given date of any security that such person has the right to acquire within 60 days after such date. Amounts for Messrs. Raymond Virtue, Robert Virtue, Douglas Virtue, Friesz, Patrick, Stafford, Ott, Tyler and Braam, and all executive officers and directors as a group, include 17,569, 29,282, 11,713, 17,569, 1,337, 1,337, 352, 17,569, 17,569 and 114,297, shares issuable upon exercise of options, respectively.

(2) As of December 31, 1996, according to information provided to the Company. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 451,982 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The principal business address of Dimensional is 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401.

(3) Does not include 279,912 shares owned beneficially by Mr. Raymond Virtue's adult children as to which Mr. Virtue disclaims beneficial ownership.

(4) Does not include 636,582 shares owned beneficially by Mr. Robert Virtue's adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(5)  Less than 1%.

     All information with respect to beneficial ownership of the shares referred to above is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

     Robert A. Virtue and Raymond W. Virtue are siblings and Douglas Virtue is Robert Virtue's son. The total number of shares beneficially owned by Mr. Robert Virtue, Mr. Raymond Virtue, their brother, Richard J. Virtue, their sister, Nancy Virtue Cutshall, their children and their mother, Mrs. Julian A. Virtue, aggregate 2,845,166 shares or 47.7% of the total shares of Common Stock outstanding.

     Robert A. Virtue, Richard J. Virtue, Raymond W. Virtue, Nancy Virtue Cutshall and certain of their respective spouses and children (the "Stockholders") and the Company have entered into an agreement with respect to certain shares of the Company's Common Stock received by the Stockholders as gifts from their father, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Stockholder who proposes to sell any of such shares is required to provide the remaining Stockholders notice of the terms of such proposed sale. Each of the remaining Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. Any shares not purchased by such remaining Stockholders may be purchased by the Company on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company's Common Stock on the American Stock Exchange.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that Forms 4 or 5 were not timely filed (from one to 50 days late) by (i) Messrs. Patrick, Stafford, Robert Virtue and Wilburn to report open market stock purchases made in November 1996, September 1996, March 1995 and December 1996, respectively, (ii) Mr. Friesz to report two gift transfers made in December 1996 and (iii) Mr. Wonder to report a discretionary transaction of stock held under the Company's 401(k) plan in December 1996. These transactions were subsequently reported on Forms 4 or 5, thereby correcting the oversight.

                              ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible. In accordance with the Certificate of Incorporation, the Board of Directors has nominated Donald A. Patrick, Raymond W. Virtue and Robert A. Virtue (each of whom is currently a director) to serve as directors in Class III of the Board of Directors with a term expiring in 2000.

     It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Patrick, Raymond W. Virtue and Robert
A. Virtue, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.

     The following table sets forth certain information with respect to each of the three nominees, as well as each of the six continuing directors.

                                                                                                                            DIRECTOR
              NAME               AGE                          PRINCIPAL OCCUPATION                                            SINCE
              ----               ---                          --------------------                                            -----
NOMINEES FOR DIRECTORS WHOSE
TERMS EXPIRE IN 2000:
Donald A. Patrick                72      President and a founder of Diversified Business                                       1983
                                         Resources (mergers, acquisitions and business consultants) since 1988
Raymond W. Virtue                55      Vice President of the Company since June 1983; previously President of Delkay         1983
                                         Plastics Corp. (a former wholly-owned subsidiary of the Company)
Robert A. Virtue                 64      Chairman of the Board and Chief Executive Officer                                     1956
                                         of the Company since 1990; President of the Company since August 1982

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 1998:
George W. Ott                    65      President and Founder of Ott and Hansen since 1976                                    1994
John H. Stafford                 76      Retired since 1983; director of Mossimo, Inc. since October 1996; previously          1985
                                         Partner of Main Hurdman, a predecessor of KPMG Peat Marwick (certified public accountants)
Douglas A. Virtue                38      Vice President, General Manager of the Los Angeles Division of the Company            1992
                                         since April 1992; previously Marketing Services Manager (1989-1992), Contract
                                         Administrator (1988) and in production control of the Company (1985-1988)

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 1999:
James R. Wilburn                 64      Inaugural Dean of the School of Public Policy, Pepperdine University, since           1986
                                         September 1996; previously Dean of the School of Business and Management,
                                         Pepperdine University (1982-1994); Professor of Business Strategy, Pepperdine
                                         University (1994-1996)
Hugh D. Tyler                    55      Vice President of the Company since 1988;                                             1988
                                         General Manager of the Conway Division since 1988; previously Controller of the Conway Division
Donald S. Friesz                 68      Vice President Sales and Marketing from 1982 to February 1996                         1992

     Each director of the Company serving in 1996 attended at least 75% of the 1996 meetings of the Board of Directors and each committee on which he served. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. Other directors received a retainer of $2,500 per quarter and a fee of $500 for each meeting of the Board of Directors or Audit Committee attended. The Board of Directors held six meetings in 1996. At the February 1997 meeting of the Board of Directors, the annual retainer was increased to $12,000 effective May 1, 1997 and $15,000 effective February 1, 1998. The fee for each regular meeting attended was increased to $1,000 effective April 1997.

     The Company's 1993 Stock Incentive Plan provides that, on the first business day after the date of the annual meeting of stockholders of the Company, each nonemployee director will automatically be granted an option to purchase 500 shares of Common Stock (a "Nonemployee Director Option"). Nonemployee Director Options become exercisable with respect to 20% of the shares subject to such option on each anniversary of the grant date with full vesting occurring on the fifth anniversary date, subject to certain provisions which may accelerate the vesting of Nonemployee Director Options. In 1996, Messrs. Ott, Patrick, Stafford and Wilburn each received options to purchase 500 shares of Common Stock (550 shares after adjusting for a stock dividend paid in 1996) at $9.21 per share.

     The Board of Directors has an Audit Committee that in 1996 was composed of Messrs. Ott, Patrick, Stafford and Wilburn. The Audit Committee held one meeting in 1996. The functions of the Audit Committee include reviewing the financial statements of the Company, the scope of the annual audit by the Company's independent auditors and the audit reports rendered by such independent auditors. The Audit Committee may also examine and consider other appropriate matters.

     The Board of Directors has a Compensation Committee that in 1996 was composed of Messrs. Ott, Patrick, Stafford and Wilburn. The function of this Committee is to make recommendations to the Board regarding changes in salaries and benefits. The Compensation Committee held one meeting in 1996.

     The Company does not have a nominating committee. The Board of Directors performs the functions which might otherwise be performed by such a committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for services rendered in all capacities to the Company and its subsidiaries during the years indicated for the Chief Executive Officer and the other four most highly compensated officers of the Company:

                                                          ANNUAL
                                                       COMPENSATION
                                                   --------------------          ALL OTHER
NAME AND TITLE                           YEAR      SALARY(1)      BONUS        COMPENSATION(2)
--------------                           ----      ---------      -----        ---------------
Robert A. Virtue                         1996      $306,039       $163,770        $58,100
  Chairman of the Board and Chief        1995       293,258        100,700         58,600
  Executive Officer                      1994       251,010        105,750         58,600

Hugh D. Tyler                            1996       161,678         74,675         12,300
  Vice President and General             1995       150,035         31,900         12,300
  Manager - Conway Division              1994       134,249         45,500         12,300

James R. Braam                           1996       150,368         74,675         15,700
  Vice President, Finance                1995       145,098         40,600         17,100
                                         1994       143,348         58,500         17,100

Raymond W. Virtue                        1996       147,989         66,178         42,600
  Vice President - Purchasing            1995       145,019         35,980         41,300
                                         1994       118,437         51,750         41,300

Matthew G. Tarnay                        1996       131,708         64,375          6,500
  Vice President - Engineering           1995       125,392         35,000          6,500
                                         1994       115,809         51,750          6,500

---------------

(1) Excludes compensation in the form of other personal benefits, which, for each of the executive officers, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each year.

(2)  For 1996, consists of (i) $14,400, $12,300, $15,700, $6,700 and $6,500,
     representing the value of Company-paid split-dollar premiums under the Management Employees Life Insurance Plan, and (ii) $43,700, $0, $0, $35,900 and $0, representing the value of Company-paid split-dollar premiums under the Executive Survivorship Life Insurance Plan, for insurance policies on the lives of each of Messrs. Robert Virtue, Tyler, Braam, Raymond Virtue and Tarnay (and, if applicable, their spouses), respectively. See "Management Employees Life Insurance Plan" and "Executive Survivorship Life Insurance Plan." The foregoing amounts represent the actuarial value of the benefit to the executive officers of the current year's insurance premium paid by the Company in excess of that required to fund the death benefits under the policies.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     Shown below is information relating to the exercise of stock options during 1996 for each executive officer of the Company named in the Summary Compensation Table above:

                                                       NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED
                                                            OPTIONS AT         IN-THE-MONEY OPTIONS
                                                          FISCAL YEAR-END      AT FISCAL YEAR-END(1)
                      SHARES ACQUIRED      VALUE           (EXERCISABLE/          (EXERCISABLE/
           NAME         ON EXERCISE      REALIZED         UNEXERCISABLE)          UNEXERCISABLE)
           ----         -----------      --------         --------------          --------------
Robert A. Virtue            --              --              21,962/14,641        $224,557/149,705
Hugh D. Tyler               --              --              13,177/8,785         134,734/89,823
James R. Braam              --              --              13,177/8,785         134,734/89,823
Raymond W. Virtue           --              --              13,177/8,785         134,734/89,823
Matthew G. Tarnay           --              --              13,177/8,785         134,734/89,823

----------------

(1)   Calculated using closing price on January 31, 1997 of $14.75.

EMPLOYEES RETIREMENT PLAN

     The Employees Retirement Plan of the Company is a non-contributory, defined benefit retirement plan governed by the Employee Retirement Income Security Act of 1974. With limited exceptions, all employees of the Company and its participating subsidiaries (including executive officers) are eligible to participate provided they meet certain service requirements. Benefits are paid to or on behalf of each participant upon retirement, normally at age 65, and under certain circumstances upon death. Benefits under the Plan are credited to the employee each year based upon years of service and remuneration during such year of service.

     Retirement benefits vest partially after three years of service and fully after seven years of service, or upon the participant's sixty-fifth birthday. Benefits payable under the Plan are adjusted to reflect the form of payment elected by the participant. The following table shows the annual pension benefits for retirement at age 65 which would be payable to retiring employees with representative earnings and years of service:

                               PENSION PLAN TABLE

       ASSUMED                                                                            YEARS OF SERVICE(1)(2)
       AVERAGE                                                               -------------------------------------------
    COMPENSATION(3)                                                               10              20              30
    ---------------                                                          ------------     -----------     ----------
       $ 25,000..........................................................        $2,260          $4,520         $6,780
         50,000..........................................................         4,760           9,520         14,280
         75,000..........................................................         7,260          14,520         21,780
        100,000..........................................................         9,760          19,520         29,280
        125,000..........................................................        12,260          24,520         36,780
        150,000..........................................................        14,760          29,520         44,280
        175,000..........................................................        15,760          31,519         47,279

---------------

(1) Represents annual retirement benefits payable at normal retirement age. To the extent a participant's service was rendered prior to February 1, 1964, the effective date of the Plan, actual benefits will be slightly lower than the benefits shown in the table.

(2) The benefits shown are for straight-life annuity payments and are not subject to deduction for Social Security or other offset amounts; alternative forms of benefit payments are available under the Plan.

(3) Assumed average compensation is based upon regular base compensation before deduction for taxes or group insurance averaged for each year in the Plan.

     Messrs. Robert Virtue, Tyler, Braam, Raymond Virtue and Tarnay have 39, 27, 14, 33 and 3 credited years of service and $69,000, $63,000, $115,000, $57,000 and $138,000 of assumed average compensation, respectively, under the Plan.

VIRCO IMPORTANT PERFORMERS PLAN

     In August 1985, the Board of Directors adopted the Virco Important Performers Plan, which is an unqualified plan providing additional retirement and death benefits for certain employees identified by the Board of Directors or the committee administering the Plan as contributing materially to the continued growth, development and future business of the Company. On December 7, 1993, the Plan was amended to provide that each officer or employee whose annual salary exceeds $66,000 will be a participant in the Plan. Benefits under the Plan are payable to or on behalf of each participant upon retirement, normally at age 65, or upon death prior to retirement. The Company is funding its obligations under the Plan through the purchase of life insurance policies on the participants.

     Vesting for each participant begins at the later date of such participant's fiftieth birthday or his birthday in the year he enters the Plan. Vesting occurs at 10% for each full year subsequent to such date. Under the Plan, each participant will receive a benefit payable at retirement equal to 50% of the average base salary during the last five years offset by the monthly benefit accrued under the Employees Retirement Plan. Participants with fewer than ten years of participation who retire after reaching age 60 will be entitled to reduced pro rata benefits based on the number of years they have participated in the Plan. In the event of the death of a participant prior to retirement, death benefits are payable for a fifteen-year period to the deceased participant's beneficiaries.

     The estimated annual benefits payable upon retirement at age 65 for Messrs. Robert Virtue, Tyler, Braam, Raymond Virtue and Tarnay are $95,000, $43,000, $53,000, $36,000 and $43,000, assuming that the current compensation of each executive officer remains constant until retirement.

MANAGEMENT EMPLOYEES LIFE INSURANCE PLAN

     In August 1985, the Board of Directors adopted the Management Employees Life Insurance Plan, which provides for the Company to obtain life insurance policies on management employees selected by the Board. Currently, all officers and employees earning an annual salary exceeding $33,300 are entitled to participate in the Plan. Employees whose salaries exceed $33,300 but are less than $66,000 may elect to receive $50,000 under the Plan. Employees whose salaries exceed $66,000 may elect coverage under the Plan of up to $100,000 in increments of $50,000. Officers may elect coverage under the Plan of up to $300,000 in increments of $50,000.

     The premiums for the policies are paid partially by the participants pursuant to the formula set forth in the Plan, with the Company paying the remaining portion. The Company retains an interest in the death benefit payable under the policy for each participant in an amount equal to the aggregate amount of premium payments made by the Company with respect to such participant's policy. The remainder of the death benefit is payable to the participant's beneficiaries. Upon the first to occur of reaching the age of 65, actual retirement or termination of employment, each participant is entitled to have the Company assign the policy to the participant or his designee, provided that the participant first reimburses the Company for all premiums previously paid by the Company for the policy.

EXECUTIVE SURVIVORSHIP LIFE INSURANCE PLAN

     In August 1985, the Board of Directors adopted the Executive Survivorship Life Insurance Plan, which provides special life insurance benefits to a group of management employees selected by the Board. Under this Plan, the Company maintains insurance policies on the lives of the participants and their spouses. Robert A. Virtue and Raymond W. Virtue are currently the only executive officers participating in the

Plan. The amount of each of the insurance policies maintained by the Company under the Plan on the lives of Robert A. Virtue and Raymond W. Virtue and their current or former spouses is $1,250,000. In 1985, the Company also purchased $1,250,000 of insurance under the Plan on the lives of Richard Cutshall, who was then a management employee of the Company, and his spouse Nancy Virtue Cutshall, who is the beneficial owner of 4.7% of the Company's outstanding shares. In connection with their divorce in 1987, Mr. Cutshall, who is now deceased, transferred his interest in such insurance to Mrs. Cutshall. As a result of such transaction, the policy previously maintained on the life of Mr. Cutshall was terminated and a $2,500,000 policy is now maintained under the Plan on the life of Mrs. Cutshall.

     The premiums for the policies are paid partially by the participants pursuant to a formula set forth in the Plan, with the Company paying the remaining amount. The Company retains an interest in the death benefit payable under the policy of each participant and spouse in an amount equal to the aggregate amount of premium payments made by the Company with respect to the policy of such participant or spouse. The remainder of the death benefit is payable to the designated beneficiaries of the deceased participant or spouse. Upon the first to occur of the participant's reaching age 65, retiring or ceasing to be an employee of the Company for any reason other than death, the participant or his designee is required to purchase the Company's interest in the participant's policy and the spouse or the spouse's designee is similarly required to purchase the Company's interest in the spouse's policy. The amount to be paid to the Company upon such purchase is the aggregate amount of the Company's previous premium payments on such policy. In the event a participant in the Plan dies before reaching age 65 and while an employee of the Company, the Company remains obligated to maintain the insurance policy under the Plan on the life of such participant's spouse.

WIDOW'S SALARY CONTINUATION PLAN

     In August 1985, the Board of Directors approved the Widow's Salary Continuation Plan, which provides for surviving widow benefits to be paid by the Company upon the deaths of Messrs. Julian A. Virtue and Donald Heyl, the former President of the Company. The widow of Mr. Virtue is currently receiving $5,000 per month under the Plan. In 1996, the Company paid $60,000 to Mrs. Virtue. Upon the death of Mr. Heyl, his surviving widow will receive $60,000 annually during her lifetime. The Company is funding its obligation to Mr. Heyl under this Plan through the purchase of life insurance on the life of Mr. Heyl.


                              CERTAIN TRANSACTIONS

     In 1989 the Company loaned $75,000 to Larry O. Wonder, the Company's Vice President, Education Sales Group. The loan is secured by a second trust deed on Mr. Wonder's home and accrues interest at a rate equal to the Wells Fargo prime interest rate. As of January 1997, the outstanding balance on the loan including accrued interest is $129,754. Subsequent to January 31, 1997, Mr. Wonder paid $20,000 toward the outstanding balance of the loan.

     During 1994 the Company entered into a consulting arrangement with Diversified Business Resources, Inc. ("Diversified"), a consulting firm which is owned by Donald A. Patrick, who is a Director. During 1996 the Company paid $83,000 to Diversified in connection with the Company's relocation of its offices and facilities to Torrance, California, the Company's data processing committee, and the investigation of the possible sale of the Company's factory in Mexico.

     During the last fiscal year, the Virco Mfg. Corporation Employee Stock Ownership Plan purchased an aggregate of 2,600 and 1,000 shares of the Company's Common Stock from Suzanne Cutshall and Cynthia O'Reilly, daughters of Nancy Virtue Cutshall, respectively, for an aggregate purchase price of $33,329 and $14,476, respectively. The price per share for the purchases was calculated by the trustee of the plan using the average closing price of the Common Stock for the 10 consecutive trading days prior to the purchase in which 1,000 or more shares were traded, discounted by 5%.

                PROPOSAL TO APPROVE THE 1997 STOCK INCENTIVE PLAN

     The Board of Directors has proposed that the stockholders approve the 1997 Stock Incentive Plan of Virco Mfg. Corporation (the "1997 Plan"). The following summary of the 1997 Plan is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

GENERAL

      The purpose of the 1997 Plan is to enable the Company and its subsidiaries to enable the Company and its subsidiaries to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company. Every employee and director of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1997 Plan (an "Eligible Person") although only employees are eligible for awards intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The maximum number of shares of Common Stock that may be issued pursuant to stock options and other awards granted under the 1997 Plan is 300,000, subject to certain adjustments to prevent dilution.

      Unless otherwise provided by the Board of Directors (the "Board"), the 1997 Plan will be administered by a committee of two or more directors appointed by the Board (the "Committee"). Subject to the provisions of the 1997 Plan, the Committee will have full and final authority to select the Eligible Person to whom awards will be granted thereunder, to grant such awards and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

AWARDS

            The 1997 Plan authorizes the Committee to enter into any type of arrangement with an Eligible Person that, by its terms, involves or might involve the issuance of (1) Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock or (3) any other security or benefit with a value derived from the value of the Common Stock. The maximum number of shares of Common Stock subject to awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of the Shares) shall not exceed 150,000, subject to adjustment, as provided in the Plan. For federal income tax purposes, the maximum compensation payable to employees pursuant to the Plan, during the term of the Plan and awards granted thereunder, is equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured (which, in the case of Nonqualified Options (defined below), will generally be the date of exercise of the options).

      Awards to Eligible Persons under the 1997 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative.

      An award granted under the 1997 Plan to an Eligible Person may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change in control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

Any stock option granted to an Eligible Person may be a tax-benefited incentive stock option or a nonqualified stock option that is not tax-benefited. See "Federal Income Tax Treatment" below.

      An award to an Eligible Person under the 1997 Plan may permit the Eligible Person to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such Eligible Person's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted to an Eligible Person under the 1997 Plan permits the Eligible Person to pay for the shares issuable pursuant thereto with previously owned shares, the Eligible Person will be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

PLAN DURATION

      The 1997 Plan became effective upon its adoption by the Board on April 15, 1997 (the "Effective Date"), but no shares of Common Stock may be issued or sold under the 1997 Plan until it has been approved by the Company's stockholders. Awards may not be granted under the 1997 Plan after the tenth anniversary of the Effective Date. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the Effective Date.

AMENDMENTS

      The Board may amend, alter or discontinue the 1997 Plan or any agreement evidencing an award made under the 1997 Plan, but no amendment or alteration shall be made that would impair the rights of any award holder, without such holder's consent, under any award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted award is, for purposes of the 1997 Plan, deemed to be a cancellation and new grant of the award. Notwithstanding the foregoing, if an amendment to the 1997 Plan would affect the ability of awards granted under the 1997 Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such awards to continue to comply with such law, rule or regulation.

EFFECT OF SECTION 16(B) OF THE EXCHANGE ACT

      The acquisition and disposition of shares of Common Stock, options, restricted stock and stock appreciation rights by executive officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted or sold to them under the 1997 Plan must be reported on forms filed with the Securities and Exchange Commission, the American Stock Exchange and the Company pursuant to Section 16(a) of the Exchange Act. In addition, the exercise of options and stock appreciation rights must also be reported pursuant to
Section 16(a). Absent an exemption, such reports must be filed within ten days of the end of the month in which the reportable transaction occurs. Such transactions may be subject to the provisions of Section 16(b), under which a purchase of shares of Common Stock within six months before or after a sale of shares of Common Stock can result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Rules adopted under Section 16(b) may exempt certain transactions from the foregoing reporting or liability obligations. Among other exemptions, Rule 16b-3 exempts certain transactions from the liability provisions of

Section 16(b) and permits deferred reporting under Section 16(a) if transactions are approved in advance by the Company's Board of Directors or by a committee of the Board that meets certain conditions, or if the award is held for six months after grant. Insiders should consult their counsel or the Company's counsel regarding the applicability and consequences of Section 16(a) and 16(b) prior to engaging in any transaction in Common Stock, options, restricted stock or stock appreciation rights.

FEDERAL INCOME TAX TREATMENT

      The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 1997 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved.

            Incentive Options. Pursuant to the 1997 Plan, employees may be granted Incentive Options. Generally, the optionee is not taxed on the grant or the exercise of an Incentive Option. However, the optionee's "alternative minimum taxable income" for the year of exercise will be increased by the excess of the fair market value of the shares acquired upon the exercise of an Incentive Option ("ISO Shares") over the exercise price, and thus exercise of an Incentive Option may subject the optionee to the "alternative minimum tax" in the year of exercise.

            If the optionee sells the ISO Shares at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of the Incentive Option or (b) two years after the date of grant of the Incentive Option (a "Disqualifying Disposition"), then, at the time of such Disqualifying Disposition (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such Incentive Option, and (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Option over the sales price of the ISO Shares. If the optionee sells the ISO Shares at any time after the one-year and two-year periods described above, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Option, and the Company will not be entitled to any deduction.

      Nonqualified Options. The grant of an option or other similar right to acquire stock that does not qualify for treatment as an Incentive Option (a "Nonqualified Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. Any gain or loss to the optionee on the disposition of the shares acquired pursuant to the exercise of such an option will be long-term or short-term capital gain or loss depending upon whether the stock was held for more than one year. See "Special Rules for Awards Granted to Insiders," below.

      Special Rules for Awards Granted to Insiders. Special rules will apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934 and during any period of time (the "Section 16(b) Period") a sale of the stock acquired upon exercise of the option could subject such optionee to suit under
Section 16. In such case, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction until the expiration of the
Section 16(b) Period. Upon such expiration, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. Such an optionee may elect within 30 days of exercise under Code
Section 83(b) (an "83(b) Election") to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

      Restricted Stock. Awards under the 1997 Plan may also include stock sales, stock bonuses or other grants of stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) at that time equal to the excess of the fair market value of the shares on the date of receipt over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of shares) with respect to restricted shares may be deferred until the expiration of the Section 16(b) Period, as described above in "Special Rules for Awards Granted to Insiders, " unless the Insider makes a valid 83(b) Election.

      Miscellaneous Tax Issues. Awards may be granted under the 1997 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1997 Plan.

      With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

      Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1997 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

      The terms of the agreements pursuant to which specific awards are made to Eligible Persons under the 1997 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

      In general, Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including any compensation relating to an award under the Plan. To limit the amount of compensation relating to an award under the Plan that is subject to the $1,000,000 limit of Code Section 162(m), the Plan provides that no one Eligible Person shall be granted any awards with respect to more than 150,000 shares of the Company's Common Stock in any one calendar year. Furthermore, the Committee may determine the terms and conditions of every award, which terms and conditions may include provisions required in order for such award to qualify as "performance-based compensation" under Code
Section 162(m). The Committee may establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an award, which criteria may be based on financial performance and/or personal performance evaluations. The performance criteria for any award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more pre-established, objective performance goals selected by the Committee and specified no later than 90 days after the commencement of the period of service to which the performance goals relate or the time the award is granted. The Committee shall certify the extent to which any qualifying performance criteria have been satisfied prior to payment or settlement of any award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m). For this purpose, a pre-established, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets,
(vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, and (xiii) market share.

BOARD RECOMMENDATION

            The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the 1997 Plan in order to attract, retain and motivate qualified employees and to align further the interests of non-employee directors with those of the Company's stockholders generally. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and making recommendations to the Board of Directors with respect to these policies. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of the Company.

EXECUTIVE COMPENSATION POLICY

     The goals of the Company's executive compensation policy are to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. The Company is striving to generally position executive salaries at median competitive levels and to rely on variable, performance-based bonuses to play a significant role in determining total compensation. In addition, by establishing the 1993 Stock Incentive Plan, the Company further linked executive and stockholder interests.

     The Compensation Committee annually reviews salaries, bonuses and other aspects of executive compensation. In general, the purpose of such annual reviews is to ensure that the Company's overall executive compensation program remains competitive with comparable businesses and that total executive pay reflects both the individual's performance as well as the overall performance of the Company.

BASE SALARY

     Each year, the performance of executives is reviewed and, based upon an assessment of individual performance and the Company's performance, a corresponding salary increase may be awarded. In 1996 based on a comparison of the Company's executive compensation levels and plans with those of other companies in the furniture manufacturing business, the Compensation Committee concluded that the Company's executive salaries had to be adjusted to keep pace with those of comparable companies. As a result, the salary increases awarded to the Company's Chief Executive Officer and other executive officers in 1996 reflected primarily the Compensation Committee's determination to adjust salaries to perceived competitive levels, as well as the Compensation Committee's evaluation of the overall performance of the Company and the performance of each executive officer.

     The salary of Mr. Robert A. Virtue, the Company's Chief Executive Officer, was determined on the foregoing basis. In addition to consideration of the salary levels of the chief executive officer of other furniture manufacturers, the Board considered the Company's operating results in 1995 the Company's stock performance, the effect of the general economy on the Company's performance and the success of the Company in addressing certain goals.

BONUSES

     Early each year the Board of Directors considers and approves an annual profit plan for the Company, which establishes a target level of overall Company profits, excluding certain non-recurring items. The bonuses payable to the Chief Executive Officer and the other executive officers are tied to the Company's actual performance relative to the annual profit plan. However, bonuses of divisional general managers are based upon divisional operating results. In 1996, the Chief Executive Officer was eligible to receive a bonus equal to 45% of his salary and each of the executive officers was eligible to receive a bonus equal to 35% of his salary if the annual profit plan target level or target divisional operating results, as applicable, had been achieved. In general, the amount of the bonus paid was subject to a 2% adjustment for each $100,000 difference between the actual profits and the plan's targeted profit level or, for divisional general managers, a similar formula to adjust for the difference between the actual results and the targeted results.

                          THE COMPENSATION COMMITTEE OF
                          THE BOARD OF DIRECTORS

                          George W. Ott                  John H. Stafford
                          Donald A. Patrick              James R. Wilburn

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The stock performance graph set forth below illustrates the Company's performance in total stockholder return over the period February 1, 1992 through January 31, 1997 relative to the following external indices: (a) the American Stock Exchange market value index ("AMEX Market Index") and (b) a peer group.1 Each line on the stock performance graph assumes that $100.00 was invested in the Common Stock and the respective indices on February 1, 1992. The graph then tracks the value of these investments, assuming reinvestment of dividends, through January 31, 1997.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, AMEX MARKET INDEX AND PEER GROUP










                           [NSERT PERFORMANCE GRAPH]











                                    1992         1993        1994         1995         1996          1997
                                    ----         ----        ----         ----         ----          ----
VIRCO MFG. CORPORATION            $100.00        85.59      113.22       141.50       167.58         296.49
PEER GROUP                        $100.00       120.81      146.41       120.45       154.06         228.47
AMEX MARKET INDEX                 $100.00        98.21      117.27       102.35       131.19         141.19

---------------

1 The peer group comprises all companies identified by Media General Financial Services as being within the "other business and institutional equipment" industry group, as follows: Educational Development Corporation, Geographics, Inc., Hon Industries Inc., Kimball International, Inc., Lear Seating Corp., Miller Herman, Inc., Mity-Lite, Inc., Norwood Promotional Products, Inc., Open Plan Systems, Inc., Plasti-Line, Inc., Tab Products Co., Winsloew Furniture, Inc. and the Company.

     The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young, upon the recommendation of the Audit Committee of the Board of Directors of the Company, continues as the accounting firm selected by the Board of Directors to examine the accounts of the Company for the current year. Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company by February 17, 1998, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     The Board of Directors does not know of any matters to be presented at the 1997 Annual Meeting other than as stated herein. If other matters do properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

     The Annual Report to the Stockholders of the Company for the fiscal year ended January 31, 1997, including financial statements, is being mailed to stockholders concurrently herewith.

     THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH HE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MAY 6, 1997. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE COMPANY AT 2027 HARPERS WAY, TORRANCE, CALIFORNIA 90501,
ATTENTION: CORPORATE SECRETARY.

     Stockholders are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                      By Order of the Board of Directors




                                      James R. Braam, Secretary

Los Angeles, California
May 16, 1997

                                                                      APPENDIX A

                             VIRCO MFG. CORPORATION
                            1997 STOCK INCENTIVE PLAN


            Section 1.  PURPOSE OF PLAN

                        The purpose of this 1997 Stock Incentive Plan ("Plan") of Virco Mfg. Corporation, a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

            Section 2.  PERSONS ELIGIBLE UNDER PLAN

                        Any person who is an employee or director of the Company or any of its subsidiaries or affiliates (an "Eligible Person") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

            Section 3.  AWARDS

                        (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $0.01 per share, of the Company or of any other class of security of the Company that is convertible into shares of the Company's Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a "Derivative Security," as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

                        (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

                        (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the Eligible Person.

                        (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

                                  (i) provisions permitting the Committee to
        allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:

                                      (A) the delivery of cash;

                                      (B) the delivery of other property deemed
        acceptable by the Committee;

                                      (C) the delivery of previously owned
        shares of capital stock of the Company (including "pyramiding") or other property;

                                      (D) a reduction in the amount of Shares or
        other property otherwise issuable pursuant to such Award; or

                                      (E) the delivery of a promissory note of
        the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

                                  (ii) provisions specifying the exercise or
        settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price per Share of any option, stock appreciation right or similar Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") shall be not less than the fair market value of a Share on the date such Award is granted;

                                  (iii) provisions relating to the
        exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

                                  (iv) provisions conditioning or accelerating
        the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

                                  (v) provisions required in order for such
        Award to qualify (A) as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option"), (B) as "performance based compensation" under Section 162(m) of the Code, and/or (C) for an exemption from Section 16 of the Exchange Act; and/or

                                  (vi) provisions restricting the
        transferability of Awards or Shares issued under Awards.

                        (e) Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option granted under the Plan shall provide:

                                  (i) that the exercise price thereof shall not
        be less than 100% of the market value of a share of Common Stock on the date the option is granted;

                                  (ii) that the term of such option shall be ten
        years from the date of grant;

                                  (iii) that if the Eligible Person to whom such
        option was granted (the "Participant") ceases to be an Eligible Person for any reason other than death or disability, the option shall not thereafter become exercisable to an extent more favorable than it could have been exercised on the date the Participant's status as an Eligible Person ceased, and that on the death or disability of a Participant the option shall become fully exercisable;

                                  (iv) that the option shall expire thirty (30)
        days after the Participant ceases to be an Eligible Person for any reason other than death or disability and shall expire three (3) months after the Participant's death or disability; and

                                  (v) that the option shall not be assignable or
        otherwise transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the lifetime of the Participant, the option shall be exercisable only by the Participant or the transferee under a domestic relations order.

                        (f) The Committee may establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined below) selected by the Committee and specified no later than 90 days after the commencement of the period of service to which the Qualifying Performance Criteria relates or the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria have been satisfied prior to payment or settlement of any Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m). For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit,
(xi) operating margin, (xii) return on operating revenue, and (xiii) market share.

            Section 4.  STOCK SUBJECT TO PLAN

                        (a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 300,000. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

                        (b) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 150,000.

                        (c) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and not settled in cash or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

            Section 5.  NATURE AND DURATION OF PLAN

                        (a) This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

                        (b) No Awards shall be made under this Plan after the tenth anniversary of the Effective Date of the Plan (as provided in Section 9). Although Shares may be issued after the tenth anniversary of the Effective Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the twentieth anniversary of the Effective Date.

            Section 6.  ADMINISTRATION OF PLAN

                        (a) This Plan shall be administered by one or more committees (any such committee, the "Committee") of the Board of Directors (the "Board"). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Exchange Act, the Committee shall consist of the Board of Directors or of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), (ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and (iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an employee who has been granted or is eligible to be granted Awards under the Plan).

                        (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

                                  (i) adopt, amend and rescind rules and
        regulations relating to this Plan;

                                  (ii) determine which persons are Eligible
        Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

                                  (iii) grant Awards to Eligible Persons and
        determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events that the Board or the Committee determine constitute a change of control), or other factors;

                                  (iv) at any time cancel an Award, with or
        without the consent of the holder thereof, and grant a new Award to such holder in lieu thereof, which new Award may be the same or a different type of Award, may be for a greater or lesser number of Shares, may have a higher or lower exercise or settlement price and otherwise may have similar or dissimilar terms to the canceled Award;

                                  (v) determine whether, and the extent to which
        adjustments are required pursuant to Section 7 hereof; and

                                  (vi) interpret and construe any terms and
        conditions of, and define any terms used in, this Plan, any rules and regulations under the Plan and/or any Award granted under this Plan.

All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

                        (c) The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

            Section 7.  ADJUSTMENTS

                        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan and (c) the maximum number of Common Shares for which options may be granted during any one calendar year; provided, however, that no adjustment shall be made to the number of Common Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided, further, that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than performance-based compensation (as defined under Section 162(m) of the Code).

            Section 8.  AMENDMENT AND TERMINATION OF PLAN

                        The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made that would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with such law, rule or regulation.

            Section 9.  EFFECTIVE DATE OF PLAN

                        The Effective Date of this Plan shall be the date upon which it was approved by the Board, provided, however, that no Shares may be issued or sold under this Plan until it has been approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the Company's annual meeting of stockholders in accordance with the laws of the State of Delaware.

            Section 10.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS

                        The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

            Section 11.  NO RIGHT TO COMPANY EMPLOYMENT

                        Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the

Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

            Section 12.  LIABILITY OF COMPANY

                        The Company and any affiliate that is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

                        (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

                        (b) Tax Consequences. Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

            Section 13.  GOVERNING LAW

                        This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

            Section 14.  FAIR MARKET VALUE

                        For purposes of this Plan, unless provided otherwise in the grant of such Award, "Fair Market Value" shall mean the fair market value of the Shares. If the Shares are not publicly traded, fair market value shall be determined by the Board or the Committee and may be computed by any method which the Board or the Committee in good faith believes will reflect the fair market value of the Shares on the date of such determination. If the Shares are publicly traded, fair market value shall be the closing sale price per Share, if the Shares are listed on a national securities exchange or on the NASDAQ National Market, or if the Shares are not then so listed, the closing bid price per Share, on the day in question (or, if such day is not a trading day or if no sales of Shares were made on such day, on the nearest preceding trading day on which sales of Shares were made), as reported in The Wall Street Journal, or, if trading in the Shares is not then reported in The Wall Street Journal, at such closing sale or bid price as may then appear in what the Board or the Committee in its judgment then deems to be the most nearly comparable listing or reporting service.

PROXY                                                                     PROXY


                             VIRCO MFG. CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 1997


      The undersigned hereby appoints ROBERT A. VIRTUE, DOUGLAS A. VIRTUE and JAMES R. BRAAM, and each of them, with full power of substitution in each, as proxies of the undersigned to attend and vote, as designated on the reverse side, all shares of Virco Mfg. Corporation, a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held June 17, 1997 and any adjournment or postponement thereof:

     Please date, sign on reverse side and return in accompanying envelope.



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


1.  Election of Directors:                                            Donald A. Patrick, Raymond W. Virtue and Robert A. Virtus

              FOR
         All nominees        WITHHOLD
       listed (except       AUTHORITY                                         (INSTRUCTION:  To withhold authority to vote for any
          as marked)      to vote for all                                     individual nominee, write nominee's name on the space
       to the contrary    nominees listed                                     provided below)

            [ ]                [ ]                               WITHHOLD
                                                                AUTHORITY
                                                    FOR        to vote for
                                                1997 Stock      1997 Stock
                                              Incentive Plan  Incentive Plan  ------------------------------------------------------

2.  Approval of adoption of the Virco Mfg.         [ ]            [ ]
    Corporation 1997 Stock Incentive Plan:


3.  In their discretion, the Proxies are                                                      ANY PREVIOUS PROXY EXECUTED BY THE
    authorized to vote upon such other                                                        UNDERSIGNED IS HERE BY REVOKED
    business as may properly come before
    the meeting.                                                                              Receipt of the notice of the meeting,
                                                                                              the proxy statement and the annual
                                                                                              report of the Company for the year
                                                                                              ended January 31, 1997, is hereby
                                                                                              acknowledged.

                                                                                              THIS PROXY WILL BE VOTED AS DIRECTED
                                                                                              ABOVE. IN THE ABSENCE OF ANY
                                                                                              DIRECTION, THIS PROXY WILL BE VOTED
                                                                                              FOR THE ELECTION AS DIRECTORS OF ALL
                                                                                              OF THE NOMINEES NAMED, AND IN THE
                                                                                              DISCRETION OF THE PROXIES ON SUCH
                                                                                              OTHER BUSINESS AS MAY PROPERLY COME
                                                                                              BEFORE THE MEETING.

Signatures(s)                                               Date          , 1997
             ----------------------------------------------      ---------

Note: Please sign exactly as addressed hereon. If the stock is jointly held each owner must sign. Executor, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

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